Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

CECO Environmental Corp.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-4 of our report dated April 26, 2013, relating to the consolidated and company financial statements of ATA Beheer B.V., Nunspeet, appearing in CECO Environmental Corp.’s Current Report on Form 8-K/A dated May 8, 2013.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO AUDIT & ASSURANCE, B.V.

Nunspeet, Netherlands

July 3, 2013